Exhibit 10.93

Loan Agreement

The Loan Agreement (the "Agreement") is entered into on March 13, 2017 by and between the following two parties:

(1) Law Enterprise Co., Ltd. ("Party A")

(2) Action Holdings Financial Limited Taiwan Branch ("Party B")

Party A and Party B will each be referred to as a "Party" and collectively referred to as "Parties."

WHEREAS, Party B wishes to borrow a short-term loan from Party A for its short-term payments and Party A agrees to provide such loan to Party B for such specified purpose.

NOW THEREFORE, Parties agree as follows:

1.	Party A agrees to provide the loan at amount NTD17,000,000 (the “Loan”) to Party B and agrees to remit such Loan to the account designated by Party B within 10 days of the effective date of this Agreement.

2.	Term for the Loan shall be from March 13, 2017 to March 12, 2018 (the “Term”) with a fixed interest rate at 2.0%. The principal amount of the Loan together with the accrued interest shall be paid in one lump sum before March 12, 2018.

3.	In the event that Party B fails to repay the Loan, it shall pay to Party A in an amount of the agreed interest payment and liquidated damages .

4.	IN WITNESS WHEREOF, Parties have executed this Agreement , or have caused this Agreement to be duly executed on their behalf, as of the date first above written. This Agreement is executed in duplicate, with each Party holding one original.

Party A (Lender):

For and on behalf of

Law Enterprise Co., Ltd. (seal)

No: 86300857

Address: 5th Floor, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, Republic of China

Party B (Borrower):

For and on behalf of

Action Holdings Financial Limited (seal)

/s/Mao Yi-Hsiao

Authorized representative (and Guarantor with joint and several liability): Mao Yi-Hsiao

No: 53675377

Address: 7th Floor, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan, Republic of China